FORM 8-K

                 SECURITIES AND EXCHANGE COMMISSION

                        Washington, DC 20549

                           CURRENT REPORT


  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                                1934.

   Date of Report (Date of earliest event reported) May 31, 2000.


                    DCI Telecommunications, Inc.
  -----------------------------------------------------------------
       (Exact name of registrant as specified in its charter)


 Colorado                     2-96976-D             84-1155041
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(State or other             (Commission File       (IRS Employer
   jurisdiction of            Number)              Identification
   incorporation)                                     Number)

                   611 Access Road, Stratford, CT 06615
      -------------------------------------------------------------
              (Address of principal executive offices)

  Registrant's telephone number, including area code:(203) 380-0910


  -----------------------------------------------------------------
   (Former name or former address, if changed since last report.)

Item 2. Acquisition or Disposition of Assets

DCI Telecommuncations, Inc. on May 31, 2000 sold its Fone.com subsidiary in an arms length negotiation to Tanner's Restaurant Group (OTCBB:ROTI) which has entered the telecommunications field. It was a stock for stock exchange. DCI common stock holders will receive common shares in Tanner's in the future. A record date will be established after the Tanner's stock is registered and ready for a stock dividend. Fone.com represented less than 2% of the total assets and less than 1% of the total sales of DCI. Thus, it did not meet the substantially all rule and shareholders approval was not required. There is no relationship between the parties.

Item 7. Financial Statements and Exhibits

a)   Exhibits

   2.1 Stock Purchase Agreement by and between Tanner's Restaurant Group, Inc. and DCI Telecommunications regarding all of the shares of Fone.com, Ltd. Dated May 31, 2000.

   23.1  Opinion of Counsel

                             SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


DCI TELECOMMUNICATIONS, Inc.

By: /s/ John J. Adams
----------------------------
Name: John J. Adams
Title: President
Date: June 19, 2000

                            Exhibit Index

Exhibit No.    Description

2.0 Stock Purchase Agreement by and between Tanner's Restaurant Group, Inc. and DCI Telecommunications regarding all of the shares of Fone.com, Ltd. Dated May 31, 2000.

23.1    Opinion of Counsel

                      STOCK PURCHASE AGREEMENT

                            May 31, 2000


                           By and Between


                   TANNER'S RESTAURANT GROUP, INC.
                        (a Texas corporation)

                                 and

                    DCI TELECOMMUNICATIONS, INC.
                      (a Colorado corporation)

                   regarding all of the shares of

                          FONE.COM, LIMITED
    (a corporation organized under the laws of England and Wales)

                        TABLE OF CONTENTS

  THE PURCHASE                                               4

  PURCHASE AND SALE OF SHARES                                4
  TIME AND PLACE OF CLOSING                                  4

  OFFICERS AND DIRECTORS OF THE COMPANY                      5


  PURCHASE PRICE AND PAYMENT OF PURCHASE PRICE               5

  PURCHASE PRICE                                             5
  PAYMENT OF PURCHASE PRICE                                  5
  SURRENDER AND EXCHANGE OF CERTIFICATES                     5
  LEGENDING OF SECURITIES                                    6
  TRANSFER TAXES                                             7

  RULES OF CONSTRUCTION                                      7


  REPRESENTATIONS AND WARRANTIES OF DCI                      8

  ORGANIZATION                                               9
  CAPITALIZATION                                             9
  AUTHORITY; NO VIOLATION                                   10
  FINANCIAL STATEMENTS                                      11
  BROKER'S AND OTHER FEES                                   11
  ABSENCE OF CERTAIN CHANGES OR EVENTS                      12
  LEGAL PROCEEDINGS                                         12
  TAXES AND TAX RETURNS                                     12
  EMPLOYEE BENEFIT PLANS AND RELATIONS                      13
  COMPLIANCE WITH APPLICABLE LAWS                           15
  CERTAIN CONTRACTS                                         15
  PROPERTIES AND INSURANCE                                  17
  ENVIRONMENTAL MATTERS                                     18
  INTELLECTUAL PROPERTY                                     18
  [INTENTIONALLY OMITTED]                                   19
  THIRD-PARTY INTERESTS OR MARKETING RIGHTS IN SOFTWARE     20
  NO PARACHUTE PAYMENTS                                     20
  ABSENCE OF CERTAIN AGREEMENTS AND PRACTICES               20
  MAJOR VENDORS AND CUSTOMERS                               21
  ACCOUNTS RECEIVABLE                                       21
  BANK ACCOUNTS                                             21
  CORPORATE RECORDS                                         21
  COMBINATIONS INVOLVING THE COMPANY                        21
  LABOR RELATIONS                                           21
  YEAR 2000 MATTERS.                                        22
  CHANGE IN CONTROL PROVISIONS.                             22
  DISCLOSURE.                                               22
  SECURITIES ACT COMPLIANCE                                 23
  NO PRIOR CONVICTIONS                                      23
  TAX ADVICE                                                23

  REPRESENTATIONS AND WARRANTIES OF PURCHASER.              23

  CORPORATE ORGANIZATION                                    23
  CAPITALIZATION                                            24
  AUTHORITY; NO VIOLATION.                                  24
  FINANCIAL STATEMENTS                                      25
  BROKER'S AND OTHER FEES                                   25
  LEGAL PROCEEDINGS                                         25
  TAXES AND TAX RETURNS                                     26
  BUYER COMMON STOCK                                        26

  COVENANTS AND AGREEMENTS OF THE PARTIES                   27

  NO SOLICITATION                                           27
  CURRENT INFORMATION                                       28
  ACCESS TO PROPERTIES AND RECORDS; CONFIDENTIALITY         28
  REGULATORY MATTERS; CONSENTS; COOPERATION, ETC.           30
  PARTIES' EFFORTS; FURTHER ASSURANCES; COOPERATION         30
  PUBLIC ANNOUNCEMENTS                                      30
  FAILURE TO FULFILL CONDITIONS                             31
  DISCLOSURE SUPPLEMENTS                                    31
  RELEASE; COVENANT NOT TO SUE                              31
  INTENTIONALLY OMITTED                                     32
  NO TRANSFERS                                              32
  SPECIAL PROVISIONS WITH RESPECT TO SELLER                 32
  COOPERATION AND EXCHANGE OF INFORMATION                   32
  CUSTOMER CONTACTS                                         32
  REGISTRATION                                              32
  NON-COMPETITION                                           32

  CLOSING CONDITIONS                                        34

  CONDITIONS OF EACH PARTY'S OBLIGATIONS UNDER
    THIS AGREEMENT                                          34
  APPROVALS AND REGULATORY FILINGS                          34
  CONDITIONS TO THE OBLIGATIONS OF PURCHASER UNDER THIS
    AGREEMENT                                               34
  CONDITIONS TO THE OBLIGATIONS OF DCI UNDER
    THIS AGREEMENT                                          36

  TERMINATION, AMENDMENT AND WAIVER                         37

  TERMINATION                                               37
  EFFECT OF TERMINATION                                     37
  AMENDMENT                                                 38
  EXTENSION; WAIVER                                         38

  INDEMNIFICATION                                           38

  INDEMNIFICATION BY THE DCI                                38
  INDEMNIFICATION BY BUYER                                  38
  CLAIMS FOR INDEMNIFICATION                                39
  DEFENSE OF CLAIM BY THIRD PARTIES                         39
  THIRD PARTY CLAIM ASSISTANCE                              40
  SETTLEMENT OF INDEMNIFICATION CLAIMS                      40
  [INTENTIONALLY OMITTED]
  CERTAIN LIMITATIONS                                       40

  MISCELLANEOUS                                             41

  EXPENSES                                                  41
  NOTICES                                                   41
  PARTIES IN INTEREST                                       42
  ENTIRE AGREEMENT.                                         42
  COUNTERPARTS; FACSIMILES                                  43
  GOVERNING LAW                                             43
  ARBITRATION                                               43
  INVALIDITY OF ANY PART                                    43
  TIME OF THE ESSENCE; COMPUTATION OF TIME                  44

                      STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (the Agreement) is made as of May 31, 2000, by and between TANNER'S RESTAURANT GROUP, INC., a Texas corporation (Purchaser), and DCI TELECOMMUNICATIONS, INC., a Colorado corporation (DCI). Purchaser and DCI are hereinafter collectively called the Parties.

                        W I T N E S S E T H :

     WHEREAS, DCI owns two shares of the common stock of FONE.COM, LIMITED, a corporation organized under the laws of England and Wales (the Company), constituting one hundred percent (100%) of the issued and outstanding shares of the Company's common stock (the Company Common Stock);

     WHEREAS, the Parties have agreed that it is in their best interests for Purchaser to purchase and for DCI to sell all of the Company Common Stock; and

     WHEREAS, the Board of Directors of Purchaser has approved the purchase of the Company Common Stock and the Board of Directors of DCI has approved the sale of the Company Common Stock upon the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the Parties agree as follows:

                              ARTICLE 1
                            THE PURCHASE

     1.1 Purchase and Sale of Shares. Upon the terms and subject to the conditions of this Agreement, DCI shall sell to Purchaser, and Purchaser shall purchase from DCI, all of the Company Common Stock.

     1.2 Time and Place of Closing. The consummation of the transactions contemplated by this Agreement (the Closing) shall take place at the offices of Nelson Mullins Riley & Scarborough, L.L.P., 999 Peachtree Street, N.E., Suite 1400, Atlanta, Georgia 30309 at 10:00 a.m. on the first business day after all conditions set forth in Article 8 (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing) have been satisfied or waived in writing, or at such other place and time as Purchaser and DCI may agree (the Closing Date). At the Closing, the parties shall execute and deliver the certificates, opinions and other instruments and documents referred to in Article 8.

                              ARTICLE 2
                       OFFICERS AND DIRECTORS

      Effective as soon as possible following the Closing, upon receipt of the approval of the shareholders of Purchaser in accordance with applicable federal and state law, certain officers and directors of Purchaser shall resign as directors and officers of Purchaser, and the following officers and directors of the Company shall be appointed as officers and directors of Purchaser:

          (a)  Larry Shatsoff, President and Director; and
          (b)  Clifford Postelnik, Director.

     The officers and directors of the Company shall remain the officers and directors of the Company following the closing.

                              ARTICLE 3
            PURCHASE PRICE AND PAYMENT OF PURCHASE PRICE

     3.1 Purchase Price. Subject to the terms of this Agreement and the related agreements and documents, the purchase price (Purchase Price) for all of the Company Common Stock shall be 40,000,000 shares of common stock, par value $.01 per share, of Purchaser (Purchaser
Common Stock) and the assumption by Purchaser of those liabilities of DCI set forth on Exhibit 3.1 hereto.

     3.2 Payment of Purchase Price. At the Closing, Purchaser shall deliver (or cause to be delivered) the Purchase Price as follows:
          (a) to DCI, certificates representing 40,000,000 shares of Purchaser Common Stock issued in the name of DCI.
          (b) Purchaser and DCI shall execute and deliver those certain Assumption Agreements of which copies are attached hereto as Exhibits 3.2(c)(i), 3.2(c)(ii) and 3.2(c)(iii).

     3.3  Surrender and Exchange of Certificates.
          (a) Surrender of Certificates. At the Closing, Purchaser shall deliver certificates for the number of shares of Purchaser Common Stock provided for in Section 3.1 in a manner as provided in
Section 3.2 and DCI shall deliver certificates representing one hundred percent (100%) of the issued and outstanding shares of the Company Common Stock (properly issued, executed and countersigned, as appropriate) (the Certificates). All payments in respect of Company Common Stock that are made in accordance with the terms hereof shall be deemed to have been made in full satisfaction of all rights pertaining to such securities.
          (b)  [Intentionally Omitted]
          (c) Dividends on Purchaser Common Stock. No holder of a Certificate shall be entitled to delivery of any dividend or other distribution from Purchaser having a record date after the Closing Date until surrender of such holder's Certificate pursuant to this
Section 3.4. Upon such surrender, there shall be paid to the holder the amount of any dividends or other distributions (without interest) that theretofore became payable by Purchaser, but were not paid by reason of the foregoing with respect to the number of whole shares of

Purchaser Common Stock represented by the Certificate(s) issued upon such surrender. From and after the Closing Date, Purchaser shall, however, be entitled to treat any such Certificate that has not yet been surrendered pursuant to Section 3.4(a) as evidencing the ownership of the aggregate Purchase Price represented by such Certificate, notwithstanding any failure to surrender such Certificate.

    3.4  Legending of Securities.
          (a) The shares of Purchaser Common Stock to be delivered in connection with this Agreement will be issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the Securities Act) by reason of Section 4(2) thereof or Regulation D promulgated thereunder, and Purchaser is relying on the representations of DCI with respect to such exemption. DCI understands and agrees that stop transfer instructions with respect to the shares of Purchaser Common Stock issued pursuant to this Agreement will be given to Purchaser's transfer agent and that there will be placed on the certificates for such shares a legend stating in substance as follows:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES ACT AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO PURCHASER, THE TRANSFER OF SUCH SECURITIES ARE NOT REQUIRED TO BE REGISTERED UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS.

       THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE PROVISIONS OF A STOCK PURCHASE AGREEMENT DATED MAY 31, 2000, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED, EXCEPT IN ACCORDANCE THEREWITH. COPIES OF SUCH AGREEMENTS MAY BE OBTAINED AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.

          (b) The foregoing legends will also be placed on any certificate representing securities issued subsequent to the original issuance of the Purchaser Common Stock pursuant to this Agreement as a result of any transfer of such shares or any stock dividend, stock split or other recapitalization as long as the Purchaser Common Stock issued pursuant to this Agreement has not been transferred in such a manner as to justify the removal of the legend therefrom.

     3.5 Transfer Taxes. DCI shall pay all taxes and fees incurred by DCI, the Company, and Purchaser as a result of the transfer of the Company Common Stock from DCI to Purchaser.

                              ARTICLE 4
                        RULES OF CONSTRUCTION

          In the interpretation of this Agreement, unless otherwise provided or the context otherwise requires:

          (a) The singular includes the plural and vice versa and, in particular (but without limiting the generality of the foregoing), any word or expression defined in the singular has the corresponding meaning used in the plural and vice versa;
          (b)  Any reference to any gender includes the other gender;
          (c) Any reference to an Article, Section, Exhibit, clause, subclause, paragraph, subparagraph, Schedule or recital is a reference to an Article, Section, Exhibit, clause, subclause, paragraph, subparagraph, Schedule or recital of this Agreement;
          (d) Any reference to any agreement, instrument or other document (i) shall include all appendices, exhibits and schedules thereto and all agreements, documents or other writings incorporated by reference therein, and (ii) shall be a reference to such agreement, instrument or other document as amended, supplemented, modified, suspended, restated or novated from time to time;
          (e) Any reference to any statute shall be construed as including all statutory provisions consolidating, amending or replacing such statute and all governmental regulations and rules promulgated thereunder;
          (f) Any reference to writing includes printing, typing, lithography and other means of reproducing words in a visible form;
          (g) Any reference to a time or date or to a local time or date is a reference to the time and date in Stratford, Connecticut;
          (h) The headings and Article, Section and paragraph numbering contained in this Agreement are used solely for convenience and do not constitute a part of this Agreement, nor shall such headings and numbering be used in any manner to aid in the construction of this Agreement;
          (i) References herein to the Company Disclosure Schedules mean the disclosure schedules, dated as of the date hereof, which have been delivered by the Company and/or DCI to Purchaser and all other documents, agreements, and other items disclosed by the Company and/or DCI in writing to the Purchaser and attached to such schedules in connection with this Agreement, and references to a numbered Company Disclosure Schedule shall mean that portion of the Company Disclosure Schedules that refers to the specific section or subsection of Article 5 of this Agreement;
          (j) The term including means including, without limitation;
          (k) The term Governmental Authority means any United States federal, state or local, or any foreign, governmental, regulatory or administrative authority, agency, department, board, investigative body or commission or any court, tribunal, or judicial or arbitral body;
          (l) The term Knowledge as used with respect to DCI and/or the Company (including any references to DCI and/or the Company being aware of a particular matter) means the actual knowledge of DCI and/or the Company, their officers, directors or employees, and information which DCI and/or the Company, their officers, directors or employees reasonably should have known, given the nature of the disclosure;
          (m) The term Material Adverse Effect with respect to a person or entity means any circumstance, change in, or effect on the business and affairs of such person or entity or any Subsidiary thereof that, individually or in the aggregate with any other circumstances, changes in, or effects on, the business and affairs of such person or entity and its Subsidiaries: (i) is, or would reasonably be expected to be, materially adverse to the business, operations, assets or liabilities, prospects, results of operations or financial condition of such person or entity and its Subsidiaries, taken as a whole, or (ii) would reasonably be expected to materially adversely affect the ability of such person or entity and its Subsidiaries to operate or conduct its or their business and affairs in the manner in which it is currently operated or conducted or contemplated by such person or entity to be operated or conducted;
          (n) The term person means any individual, partnership, limited liability company, firm, corporation, association, trust, joint venture, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under
Section 13(d)(3) of the Exchange Act (as defined herein);
          (o) The term Subsidiary means any corporation, partnership, joint venture or other legal entity in which a specified person or entity, directly or indirectly, owns or controls the voting of at least a 50% share or other equity interest or for which such person or entity, directly or indirectly, acts as a general partner or managing member;
           (p) Each of the Parties acknowledges that it has had the opportunity to negotiate the terms and provisions of this Agreement, with the assistance and review of its counsel. This Agreement, therefore, shall be construed without regard to any presumption or other rule requiring construction against the party causing the Agreement to be drafted.

                              ARTICLE 5
                REPRESENTATIONS AND WARRANTIES OF DCI

     To induce Purchaser to enter into this Agreement and the other Purchase Agreements, DCI hereby represents and warrants to Purchaser as follows:

     5.1  Organization.
          (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of England and Wales. The Company has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and, except as disclosed on Company Disclosure Schedule 5.1(a), is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. The failure of the Company to be licensed, qualified or in good standing in the jurisdictions listed on Company Disclosure 5.1(a) does not have and is not reasonably likely to have a Material Adverse Effect on the Company. The Company has no subsidiaries.
          (b) Company Disclosure Schedule 5.1(b) sets forth true and correct copies of the Articles of Incorporation and Bylaws and amendments thereto of the Company.
          (c) Except as disclosed on Company Disclosure Schedule 5.1(c), the Company does not own or control, directly or indirectly, any equity interest in any corporation, company, association, partnership, joint venture or other entity.

     5.2 Capitalization. DCI owns, of record and beneficially, good and valid title to the Company Common Stock, and the Company Common Stock is validly issued and are free and clear of any mortgage, charge
(whether fixed or floating), security interest, claim, right of first refusal, or any other lien, encumbrance or restriction as to transfer, use or possession, with no defects of title whatsoever, and DCI has full and exclusive power, right and authority to vote the Company Common Stock. Upon consummation of the Closing, Purchaser shall obtain good and valid title to the Company Common Stock, free and clear of all any mortgages, charges (whether fixed or floating), security interests, claims, rights of first refusal, and any other liens, encumbrances and restrictions as to transfer, use or possession, with no defects of title whatsoever, and shall have full and exclusive power, right and authority to vote the Company Common Stock. The authorized capital stock of the Company consists of one hundred (100) shares of Company Common Stock and no (0) shares of preferred stock. As of the date hereof, there are two (2) shares of Company Common Stock issued and outstanding, owned by DCI. There are no options, warrants, or other rights to acquire Company Common Stock or any other equity securities of the Company (collectively, Company Stock). Neither the Company nor DCI has granted or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase, subscription or issuance of any shares of capital stock of the Company or any securities representing the right to purchase, subscribe or otherwise receive any shares of such capital stock or any securities convertible into any such shares, and there are no agreements or understandings with respect to voting any such shares.

     5.3  Authority; No Violation.
          (a) Except as disclosed on Company Disclosure Schedule 5.3(a) (collectively, the Company Approvals), no consents, approvals, authorizations, clearances or orders of, filings or registrations with or notices to (collectively Authorizations) any third party or any Governmental Authority are necessary on behalf of the Company or DCI in connection with (i) the execution and delivery by the Company and DCI of this Agreement and (ii) the consummation by the Company and DCI of the transactions contemplated hereby. Clifford Postelnik is the sole director of the Company and he has taken fully approved the transfer of the Company Common Stock to Purchaser. The Company and DCI have the full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the other Purchase Agreements (as defined herein) and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors of DCI in accordance with the Articles of Incorporation and Bylaws of DCI and with applicable Laws (as defined below). Except for the Company Approvals, no other corporate proceedings on the part of the Company are necessary for the Company and DCI to execute and deliver this Agreement and the other Purchase Agreements to which they are a party and for the Company and DCI to be bound by the terms hereof and thereof. This Agreement and the other Purchase Agreements to which they are a party have been duly and validly executed and delivered by the Company and DCI and constitute the valid and binding obligation of the Company and DCI enforceable against the Company and DCI in accordance with its and their terms.
          (b) Neither the execution and delivery by the Company and DCI of this Agreement and the other Purchase Agreements to which they are a party, nor the consummation by the Company and DCI of the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof, nor compliance by the Company and DCI with any of the terms or provisions hereof, will: (i) violate any provision of the Company's Articles of Incorporation or Bylaws; (ii) assuming that the Company Approvals are duly obtained, violate any federal, state or local or foreign statute, code, ordinance, rule, regulation, judgment, order, writ, ruling, decree or injunction of any Governmental Authority (collectively, Laws) applicable to the Company, DCI or any of its or their respective properties or assets; or (iii) assuming that the Company Approvals are duly obtained, violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, mortgage, security interest, pledge, charge, other right of third parties or other encumbrance (collectively, Liens) upon any of the respective properties or assets of the Company or DCI under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or DCI is a party, or by which they or any of their respective properties or assets may be bound or affected, except, with respect to (ii) and (iii) above, such as individually or in the aggregate will not have a Material Adverse Effect on the Company, and which will not prevent or delay the consummation of the transactions contemplated hereby.

     5.4  Financial Statements.
          (a) Company Disclosure Schedule 5.4(a) sets forth copies of: (i) the balance sheet of the Company as of December 31, 1999, and
(ii) the statement of income for the period ended December 31, 1999 (together with the related notes, collectively, the Company Financial Statements). The Company and DCI represent and warrant that the business of the Company commenced in June 1999 and that there is no predecessor entity of the Company for which financial statements are required under the accounting and securities laws, rules and regulations of the United States or England and Wales.
          (b) The Company Financial Statements present fairly, in all material respects, the financial position of the Company as of the respective dates set forth therein, and the results of the Company's operations and its cash flows for the respective periods set forth therein.
          (c) The books and records of the Company have been maintained in material compliance with applicable legal and accounting requirements.
          (d) Except as and to the extent reflected, disclosed or reserved against in the Company Financial Statements, or as disclosed in Company Disclosure Schedule 5.4(d), since December 31, 1999, the Company has not incurred any liabilities or obligations of any kind, whether absolute, accrued, contingent or otherwise (Liabilities), except in the ordinary course of business and consistent with past practice (which, in the aggregate, are not material).
          (e) Since December 31, 1999 there has not been any change, occurrence or circumstance affecting the business, results of operations or financial condition of the Company that has had, individually or in the aggregate, a Material Adverse Effect, other than changes, occurrences and circumstances disclosed by the Company on the Company Disclosure Schedules.
          (f) At the Closing, the Company shall not be indebted to DCI.

     5.5  Broker's and Other Fees. Except as disclosed in Company
Disclosure Schedule 5.5, neither the Company nor DCI has employed any broker or finder or incurred any liability for any broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement and the other Purchase Agreements.

     5.6  Absence of Certain Changes or Events.
          (a) Except as disclosed in Company Disclosure Schedule 5.6(a), to the Knowledge of DCI or the Company, no facts or conditions exist which will cause a Material Adverse Effect on the Company in the future.
          (b) Except for execution of this Agreement and the other Purchase Agreements, the Company has conducted its business only in the ordinary course, consistent with past practice since December 31, 1999.

     5.7  Legal Proceedings.  Except as disclosed in Company Disclosure
Schedule 5.7, neither the Company nor DCI is a party to any, and there are no pending or, to the Knowledge of DCI or the Company, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against the Company or DCI that involve the Company. Except as disclosed in Company Disclosure Schedule 5.7, the Company is not a party to any order, judgment or decree entered in any lawsuit or proceeding and DCI is not a party to any order, judgment or decree entered in any lawsuit or proceeding that involves the Company. Without limiting the foregoing, except as disclosed in Company Disclosure Schedule
5.7, no actions, suits, demands, notices, claims, investigations or proceedings are pending or, to the Knowledge of DCI or the Company, threatened against or otherwise involving, directly or indirectly, any officer, director, employee or agent of the Company (in connection with such officer's, director's, employee's or agent's activities on behalf of the Company or that otherwise relate, directly or indirectly to the Company or its properties or securities) including without limitation any notices, demand letters or requests from any Governmental Authority relating to such potential Liabilities, nor, to the Knowledge of DCI or the Company, are there any circumstances which could lead to such actions, suits, demands, notices, claims, investigations or proceedings. The matters referenced on Company Disclosure Schedule 5.7, if resolved against the Company or DCI, would not have a Material Adverse Effect on the Company. DCI agrees to cooperate fully with the Company and Purchaser in the defense of any claim or action referenced on Company
Disclosure Schedule 5.7 or otherwise brought against the Company after the date of Closing.

     5.8 Taxes and Tax Returns. Except as disclosed in Company Disclosure Schedule 5.8:
          (a) The Company has duly filed (and until the Closing Date will so file) all returns, declarations, reports, information returns and statements (Returns) required to be filed by it in respect of any United States federal, state or local, or any foreign, Taxes and has duly paid (and until the Closing Date will so pay) all such Taxes due and payable. As used herein, Tax or Taxes means and includes any and all taxes, fees, levies, assessments, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority, including, without limitation: foreign, domestic, central, local, state or other jurisdictional taxes or other charges on or with respect to income, estimated income, franchises, business, occupation, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees;
and customs duties, tariffs, and similar charges. The Company has established (and until the Closing Date will establish) on its books and records reserves that are adequate for the payment of all Taxes not yet due and payable, but are incurred in respect of the Company through such date.

(b) None of the Returns of the Company have been examined by the Internal Revenue Service (the IRS), or any other federal, state or local or any foreign Governmental Authority within the past six years. To the Knowledge of DCI and the Company, there are no audits or other Governmental Authority proceedings presently pending nor any other disputes pending with respect to, or claims asserted for, Taxes upon the Company, nor has the Company given any currently outstanding waivers or comparable consents regarding the application of any statute of limitations with respect to any Taxes or Returns. There are no Liens for Taxes upon the assets of the Company, except Liens for Taxes not yet due. The Company and DCI have complied (and until the Closing Date will comply) in all respects with all applicable Laws relating to the payment and withholding of Taxes.

(c) The Company (i) has not requested any extension of time within which to file any Return which Return has not since been filed; (ii) is not a party to any agreement providing for the indemnification, allocation or sharing of Taxes; (iii) is not required to include in income any adjustment by reason of a voluntary change in accounting method initiated by the Company (nor to the Knowledge of DCI and the Company has any Governmental Authority proposed any such adjustment or change of accounting method); (iv) has not filed a consent with any Governmental Authority pursuant to which the Company has agreed to recognize gain (in any manner) relating to or as a result of this Agreement or the transactions contemplated hereby; or (v) has not been a member of an affiliated group other than one of which the Company was the common Purchaser.

     5.9 Employee Benefit Plans and Relations. Except as disclosed in Company Disclosure Schedule 5.9:
          (a) The Company does not maintain or contribute to any employee pension benefit plan (the Company Pension Plans), as such term is defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended (ERISA), including any pension, profit-sharing, retirement, thrift or stock bonus plan, employee welfare benefit plan
(the Company Welfare Plans), as such term is defined in Section 3 of ERISA, or any other stock option plan, stock purchase plan, restricted stock plan, deferred compensation plan, severance plan, phantom stock plan, bonus plan or other similar plan, program or arrangement (collectively the Employee Plans). The Company has not contributed to, or been required to contribute to, any Multiemployer
Plan,  as such term is defined in Section 3(37) of ERISA.
(b) Each of the Company Pension Plans is intended to be a qualified plan within the meaning of Section 401(a) of the Internal Revenue
Code of 1986, as amended (the Code), and DCI and the Company are not aware of any fact or circumstance that would adversely affect the qualified status of any such plan.
(c) Each of the Company Pension Plans, Company Welfare Plans and other Employee Plans has been operated in compliance in all material respects with the provisions of ERISA, the Code, and all other applicable Laws.

(d) Neither the Company nor, to the Knowledge of DCI or the Company, any trustee, fiduciary or administrator of any Company Pension Plan or Company Welfare Plan or any trust created thereunder, has engaged in a prohibited transaction as such term is defined in Section 4975 of the Code, which could subject the Company or any such trustee, fiduciary or administrator thereof, to the tax or penalty on prohibited transactions imposed by said Section 4975.
(e) No Company Pension Plan or any trust created thereunder has been terminated, nor have there been any reportable events for which the 30 day notice has not been waived with respect to any Company Pension Plan, as that term is defined in Section 4043(b) of ERISA.
(f) There are no pending or, to the Knowledge of DCI or the Company, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Company Pension Plans or the Company Welfare Plans or any trusts related thereto.
(g)  Accruals; Funding.
   (i) Pension Plans. None of the Employee Plans is a Pension Plan subject to ERISA Title IV (including those for retired, terminated or other former employees and agents).
  (ii) Other Plans. Company Disclosure Schedule 5.9(g) fully and accurately sets forth any funding liability under each Employee Plan not subject to ERISA Title IV, whether insured or otherwise, specifically setting forth any liabilities under any retiree medical arrangement and specifically designating any insured plan which provides for retroactive premium or other adjustments. To the Knowledge of DCI or the Company, the levels of insurance reserves and accrued liabilities with regard to each such Employee Plan are reasonable and are sufficient to provide for all incurred but unreported claims and any retroactive premium adjustments.
  (iii)     Contributions.  Except as set forth on Company Disclosure
Schedule 5.9(g): (A) the Company and each trade or business (whether or not incorporated), which together with the Company is treated as a single employer pursuant to Code Section 414(b),(c),(m) or (o) (an ERISA Affiliate), has made full and timely payment of all amounts required to be contributed under the terms of each Employee Plan and applicable Law, or required to be paid as expense under such Employee Plan, including the Pension Benefit Guaranty Corporation (PBGC) premiums and amounts required to be contributed under Code Section 412; (B) where applicable, all contributions have been made in accordance with the actuarial recommendations; and (C) no excise taxes are assessable as a result of any nondeductible or other contributions made or not made to an Employee Plan.
          (h) To the Knowledge of DCI and the Company, summary plan descriptions and all other returns, reports, registration statements, prospectuses, documents, statements and communications required to have been filed, published or disseminated under ERISA or other Laws and the rules and regulations promulgated by the Department of Labor under ERISA and the Treasury Department or by the Securities and Exchange Commission (SEC) with respect to the Employee Plans have been so filed, published or disseminated.

     5.10 Compliance with Applicable Laws. Except as set forth in Company Disclosure Schedule 5.10, the Company holds all licenses, franchises, permits, consents and authorizations (Licenses) necessary for the lawful conduct of its business, except to the extent a failure to hold such Licenses would not have a Material Adverse Effect. No proceeding is pending or threatened seeking the revocation or suspension of any License. Except as set forth on Company Disclosure
Schedule 5.10, the Company is and has been in compliance in all material respects with all applicable Laws, and neither the Company nor any Shareholder has received any notices of any allegation of any violation by the Company of any Laws or Licenses.

     5.11 Certain Contracts.
          (a) Company Disclosure Schedule 5.11(a) lists the following agreements (collectively, the Material Contracts), including, without limitation, leases, purchase contracts and commitments, to which the Company is a party or by which the Company or any of its properties or assets is bound:
               (i) all agreements involving an annual commitment or payment by any party thereto of more than $5,000 individually or which have a fixed term extending more than 12 months from the date hereof;
               (ii) all joint venture, sales agency, sales representative or distributorship, broker, franchise, license or similar agreements;
               (iii) all leases of real property and all leases of personal property that is material to the Company's business;
               (iv) all notes, bonds, mortgages, security agreements, guarantees and other agreements and instruments for or relating to any lending or borrowing by the Company in any amount (exclusive of advances to employees for expenses in the ordinary course of business);
               (v) all powers of attorney, guarantees, suretyships or similar agreements; and
               (vi) all other written agreements the breach of or default under which could have a Material Adverse Effect on the Company.
          (b)  Except as set forth on Company Disclosure Schedule

5.11(b), each of the Material Contracts is in full force and effect, has not been modified, rescinded, cancelled, or amended and is valid, binding and enforceable on the parties thereto in accordance with its terms. The Company has provided a copy of each Material Contract to Purchaser.
          (c)  Except as disclosed in Company Disclosure Schedule

5.11(c), (i) the Company is not a party to or bound by any agreement or understanding (whether written or oral) with respect to the employment of any officers, employees, directors or consultants, and
(ii) the consummation of the transactions contemplated by this Agreement and the other Purchase Agreements will not (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from the Company to any officer, employee, director, shareholder or consultant thereof. Company Disclosure Schedule 5.11(c) sets forth true and correct copies of all severance or employment agreements with officers, directors, employees, agents or consultants to which the Company is a party.
          (d) Except as disclosed in Company Disclosure Schedule 5.11(d), no agreement or understanding to which the Company or DCI is a party or by which any of them is bound limits the freedom of the Company to compete in any line of business or with any person.
          (e) Except as disclosed in Company Disclosure Schedule 5.11(e), neither the Company nor, to the Knowledge of DCI or the Company, any other party thereto, is in default under any of the Material Contracts or any other agreement to which the Company or DCI is a party or to which its or their properties is bound; to the Knowledge of DCI or the Company, no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default thereunder entitling any party to terminate a Material Contract or other such agreement; and the continuation, validity and effectiveness of all such Material Contracts and agreements under the current terms thereof and the current rights and obligations of the Company and DCI thereunder will in no way be affected, altered or impaired by the consummation of the transactions contemplated hereby. Except as disclosed in Company Disclosure Schedule 5.11(e), upon consummation of the transactions contemplated by this Agreement and the other Purchase Agreements, the Company will be entitled to continue to enjoy the advantages and benefits of the business arrangements, agreements, opportunities and relationships of the Company as it enjoyed on the Closing Date without interference or interruption.

     5.12 Properties and Insurance.
          (a) Except as disclosed in Company Disclosure Schedule 5.12(a), the Company has good and marketable title to all assets and properties, whether real or personal, tangible or intangible, reflected in the Company Financial Statements or owned or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since such date), subject to no Liens except (i) statutory liens for amounts not yet delinquent or which are being contested in good faith (and for which adequate reserves have been made) and (ii) such Liens and title imperfections that do not in the aggregate have a Material Adverse Effect on the Company. The Company as lessee has the right under valid and subsisting leases to occupy, use, possess and control all real property leased by the Company as presently occupied, used, possessed and controlled by the Company or necessary in the operation of its businesses as currently conducted.
          (b) The business operations and all insurable properties and assets of the Company are insured for their benefit against all risks which, in the reasonable judgment of DCI, should be insured against, in each case under policies or bonds issued by insurers of recognized responsibility, in such amounts with such deductibles and against such risks and losses as are in the opinion of DCI adequate for the business engaged in by the Company. Copies of all such policies as in effect on the date hereof are attached hereto as Company Disclosure Schedule 5.12(b). Neither the Company nor any of

DCI has received any notice of cancellation or notice of a material amendment of any such insurance policy or bond and the Company is not in default under any such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion.
          (c) No person other than the Company is currently entitled to possession of any of the properties of the Company, whether owned or leased by the Company. To the Knowledge of DCI and the Company, the real property, buildings, structures and improvements owned or leased by the Company conform to all applicable Laws, including zoning regulations, none of which would upon consummation of the transactions contemplated hereby adversely interfere with the use of such properties, buildings, structures or improvements for the purposes for which they are now utilized. The Company has not received notice of, and to the Knowledge of DCI and the Company, there does not exist (i) any pending or contemplated condemnation or eminent domain proceeding affecting the properties owned or leased by the Company, (ii) any proposal for increasing the assessed value of any such properties for state, county, local or other ad valorem Taxes or (iii) any pending or contemplated proceedings or public improvements that would result in the levy of any special Tax or assessment against any such properties; and there are no outstanding requirements or recommendations by the Company's insurance providers requiring or recommending any repairs or work to be done with reference to any such properties or any basis for such. The properties and assets owned or leased by the Company constitute all of the property and assets that the Company uses or may reasonably need in connection with the operation of its business as conducted on the Closing Date, and all such property and assets are in good repair and operating condition, normal wear and tear excepted. The consummation of the transactions contemplated by this Agreement and the other Purchase Agreements will not impair the ability of the Company to continue to use such properties and assets.

     5.13 Environmental Matters.
(a) The operations of the Company comply, and have complied, in all material respects with all applicable Laws relating to pollution or protection of the environment (Environmental Laws).
(b) The Company has obtained all environmental, health and safety Licenses and other authorizations necessary for the operation of the Company's business, all of which are valid and in good standing and are not subject to any modification or revocation proceeding, and the Company is in compliance in all material respects with all terms and conditions thereof.
(c) Neither the Company nor DCI has received any notice of any pending or threatened investigation, proceeding or claim to the effect that the Company is or may be liable to any person or entity, or responsible or potentially responsible for the costs of any remedial or removal action or other cleanup costs, as a result of noncompliance with any Environmental Laws or arising out of the presence, generation, storage or disposal of hazardous waste, including liability under the United States Comprehensive

Environmental Response, Compensation and Liability Act, as amended, any state superfund law or any Environmental Law, and there is no past or present action, or to the Knowledge of DCI and the Company, activity, condition or circumstance that could be expected to give rise to any such liability on the part of the Company to any person or entity or for any such cleanup costs.

5.14 Intellectual Property.
(a) Ownership. Except as set forth in Company Disclosure Schedule 5.14(a), the Company owns all patents, trademarks, service marks, trade names and copyrights (including registrations, licenses and applications pertaining thereto) and all other proprietary information used by the Company in the conduct of its business. Company Disclosure Schedule 5.14(a) sets forth all domestic and foreign patents, trademarks, service marks, trade names and copyrights owned or used by the Company and all applications therefor and registrations thereof.
(b)  Procedures for Copyright Protection.  Company Disclosure
Schedule 5.14(b) sets forth the form and placement of the proprietary legends and copyright notices displayed in or on the Company's and in or on documents related to the Company's products or services. To the Knowledge of DCI and the Company, the eligibility of the Company's products, services, documentation and other assets for protection under copyright law has not been forfeited to the public domain.
(c) Procedures for Trade Secret Protection. Neither the Company nor DCI has ever disclosed proprietary information to a third party other than the persons identified in Company Disclosure Schedule 5.14(c). The Company discloses its proprietary information to employees only on a need-to-know basis in connection with the performance of their duties to the Company. The Company has at all times maintained its proprietary information in confidence and the Company has not taken (nor has it failed to take) any action which would result in such proprietary information not being protectable as a trade secret under applicable Laws.
(d) Ownership of Proprietary Information. Except as disclosed on Company Disclosure Schedule 5.14(d), all persons who have contributed to or participated in the conception and development of the Company's proprietary information on behalf of the Company have been full-time employees of the Company hired to prepare such works within the scope of employment. As a consequence, the Company has all ownership interests in its proprietary information.
(e)  Absence of Claims.  Except as set forth in Company Disclosure
Schedule 5.14(e), no claims have been asserted by any person to rights in the Company's proprietary information, and no valid basis for any such claim exists. To the Knowledge of DCI and the Company, the use of the proprietary information by the Company and its licensees does not infringe on the rights of any person (whether arising under copyright, trade secret, patent, unfair competition or other Laws which protect intellectual property rights). To the Knowledge of DCI and the Company, the use by the Company of the patents, trademarks, service marks, trade names and copyrights identified in Company Disclosure Schedule 5.14(a) does not infringe the rights of any person, and no claim has been asserted that the use by the Company of any of the foregoing infringes the rights of any person. No claim has been asserted by any person to the effect that any current or former employee of the Company has violated the provisions of any noncompete or nondisclosure agreement with such person, or has disclosed any proprietary information of such person to the Company or any third party.

     5.15 [Intentionally omitted.]

     5.16 Third-Party Components. The Company has validly obtained the right and license to use, copy, modify and distribute any third-party products, services and materials used in the conduct of its business pursuant to the contracts identified in Company Disclosure Schedule 5.16, subject to no further license fee, royalty or other payment obligations not identified in Company Disclosure Schedule 5.16.

     5.17 Third-Party Interests or Marketing Rights in Software. The Company has not granted, transferred or assigned any right or interest in its proprietary information to any person except pursuant to the contracts identified on Company Disclosure Schedule 5.17(i). There are no contracts, agreements, licenses, commitments or arrangements in effect with respect to the marketing, distribution, licensing or promotion of the proprietary information by any independent salesperson, distributor, sublicensor or other remarketer or sales organization except as set forth on Company Disclosure
Schedule 5.17(ii).

     5.18 No Parachute Payments. Except as disclosed on Company Disclosure Schedule 5.18, no officer, director, employee, shareholder or agent (or former officer, director, employee, shareholder or agent) of the Company is entitled now, or will or may be entitled to as a consequence of this Agreement and the other Purchase Agreements, to any payment or benefit from the Company or Purchaser which if paid or provided would constitute an excess parachute payment as defined in Section 280G of the Code.

     5.19 Absence of Certain Agreements and Practices.
        (a) Except as set forth in Company Disclosure Schedule 5.19(a) or in connection with customary transactions in the ordinary course of business, no present or former officer, director or shareholder of the Company:
               (i)  owes money to the Company;
(ii) has any claim (as defined in Section 101 of the United States
Bankruptcy Code) against the Company;
(iii) has any interest in any property or assets used by the Company in its business;
(iv) has any benefits that are contingent on the transactions contemplated by this Agreement, other than as stated herein;
(v) has any agreement with the Company that is not terminable by the Company without penalty or notice;
(vi) has any agreement providing severance benefits or other benefits after the termination of employment of such employee (before or after a change in control) regardless of the reason for such termination of employment; or

(vii) has any agreement or plan, any of the benefits of which will be increased, vested or accelerated by the occurrence of any of the transactions contemplated by this Agreement.
          (b) Neither the Company nor any of its directors, officers, agents, affiliates or employees, nor any other person acting on behalf of the Company or DCI has (i) given or agreed to give any gift or similar benefit having a value of $1,000 or more to any customer, supplier or governmental employee or official or any other person, for the purpose of directly or indirectly furthering the business of the Company, (ii) used any corporate funds for contributions, payments, gifts or entertainment, or made any expenditures relating to political activities to government officials or others in violation of any applicable Laws or (iii) received any unlawful contributions, payments, gifts or expenditures in connection with the business of the Company.

     5.20 Major Vendors and Customers. Company Disclosure Schedule 5.20 sets forth a list of each licensor, developer, remarketer, distributor and supplier of property or services to, and each licensee, end-user or customer of, the Company, to whom the Company paid or billed in the aggregate in excess of $5,000 during calendar year 1999 and through April 30, 2000.

     5.21 Accounts Receivable. Company Disclosure Schedule 5.21 sets forth the accounts receivable of the Company as of April 30, 2000, together with an aging of these accounts. These accounts receivable, and all accounts receivable of the Company created after April 30, 2000, arose from valid transactions in the ordinary course of business and will be good and collectible at the recorded amounts thereof, except to the extent adequate reserves therefor have been made on the Company Financial Statements. No portion of the accounts receivable is subject to counterclaim or setoff.

     5.22 Bank Accounts. Company Disclosure Schedule 5.22 lists all bank, money market, savings and similar accounts and safe deposit boxes of the Company, specifying the account numbers and the authorized signatories or persons having access to them.

     5.23 Corporate Records. The corporate record books (including the share records) of the Company are complete, accurate and up to date with all necessary signatures and set forth all meetings and actions taken by the shareholders and directors of the Company and all transactions involving the shares of the Company (and contain all canceled share certificates).

     5.24 Combinations Involving the Company. All mergers, consolidations or other business combinations involving the Company and all liquidations, purchases or other transactions by which the Company or any of its Subsidiaries acquired or disposed of any of their business and property were conducted in accordance with applicable certificates of incorporation, bylaws, any other applicable agreements, instruments and documents and applicable Laws.

     5.25 Labor Relations.  Except as disclosed on Company Disclosure
Schedule 5.25, the Company is in compliance with all federal, state and foreign Laws respecting employment and employment practices, terms and conditions of employment, wages and hours, and is not engaged in any unfair labor or unlawful employment practice except where a failure to so comply would not have a Material Adverse Effect on the Company. There is no unlawful employment practice or discrimination charge pending before the United States Equal Employment Opportunity Commission (EEOC), any EEOC recognized state referral agency or any foreign governing body. There is no unfair labor practice charge or complaint against the Company pending before the National Labor Relations Board (NLRB) or any similar foreign governing body. There is no labor strike, dispute, slowdown or stoppage actually pending or, to the Knowledge of DCI and the Company, threatened against or involving or affecting the Company and no NLRB representation question exists respecting any of its employees. No grievance or arbitration proceeding is pending and no written claim therefor exists. There is no collective bargaining agreement that is binding on the Company. Except for any Material Contract disclosed pursuant to Section 5.11, the Company is not a party to or bound by any agreement, arrangement or understanding with any employee or consultant that cannot be terminated on notice of ninety (90) or fewer days without liability to the Company or that entitles the employee or consultant to receive any salary continuation or severance payment or retain any specified position with the Company.

     5.26 Year 2000 Matters.  Except as provided on Company Disclosure
Schedule 5.26, the Company's products and services are designed to be used after January 1, 2000 and will operate during each such time period without error relating to date data, specifically including any error relating to, or the product of, date data which represents or references different centuries or more than one century or any leap year. The Company's internal systems and software and the network connections it maintains are adequately programmed to address the Year 2000 issue.

     5.27 Change in Control Provisions. Company Disclosure Schedule 5.27 contains a true and complete copy of all agreements in effect to which the Company is a party and which contain any provisions which become effective upon a change in control, merger, consolidation, sale of assets or other business combination involving the Company or otherwise require any payment or performance by the Company or any officer, director or shareholder thereof, now or in the future, in connection with or as a result of any of the transactions contemplated by this Agreement.

     5.28 Disclosure. No representation, warranty or statement made by the Company and/or DCI in this Agreement, the other Purchase
Agreements or in any document or certificate furnished or to be furnished to Purchaser pursuant to this Agreement or the other
Purchase Agreements contains or will contain any untrue or incomplete statement or omits or will omit to state any fact necessary to make the statements contained herein or therein not misleading in any material respect. The Company and DCI have completely and accurately responded to all diligence inquiries made by Purchaser or its officers, directors, attorneys, accountants and other representatives in connection with this Agreement and the other Purchase Agreements. All facts known or reasonably available to the Company or DCI that are material to the financial condition, operation, or prospects of the business and assets of the Company have been disclosed by the Company and DCI to Purchaser.

     5.29 Securities Act Compliance. DCI acknowledges that the issuance of the shares of the Purchaser Common Stock pursuant to this Agreement will not be registered under the securities laws of any state or federal authority (the Securities Laws). DCI represents and warrants that it is acquiring the Purchaser Common Stock for its own account for investment purposes and not with a view toward, or for resale in connection with, a distribution or public offering of the Purchaser Common Stock. DCI acknowledges that at reasonable times prior to DCI's execution of this Agreement it has had the opportunity to ask questions and receive answers concerning the terms and conditions of this Agreement, the financial condition of Purchaser, and the Purchaser Common Stock and to obtain any additional information that is necessary to verify the accuracy of the information furnished to DCI. DCI understands and agrees that DCI may not sell or otherwise transfer any of the Purchaser Common Stock except pursuant to a registered offering or in one or more private transactions which, in the opinion of counsel reasonably satisfactory to Purchaser, are not required to be registered under the Securities
Act of 1933 and applicable state securities laws.

     5.30 No Prior Convictions. No officer or director of DCI or the Company has been convicted of, arrested for, or has any action pending for, a crime involving fraud, embezzlement or theft or any similar crime.

     5.31 Tax Advice. DCI is responsible for the federal, state, local and foreign tax consequences (to DCI) of an investment in the Purchaser Common Stock and the transactions contemplated by this Agreement and the other Purchase Agreements. DCI is not relying on any statements or representations of Purchaser or any of their agents, and DCI (and not Purchaser or any other person or entity) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement and the other Purchase Agreements.

                              ARTICLE 6
             REPRESENTATIONS AND WARRANTIES OF PURCHASER

     To induce DCI to enter into this Agreement and the other
Purchase Agreements, Purchaser hereby represents and warrants to DCI as follows:

     6.1  Corporate Organization.
          (a) Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas. Purchaser has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse
Effect on Purchaser.

     6.2  Capitalization.
          (a) The authorized capital stock of Purchaser consists of 200,000,000 shares of Purchaser Common Stock and 5,000,000 shares of preferred stock, par value $1.00 per share (Purchaser Preferred Stock). As of May 24, 2000, there were 23,823,328 shares of Purchaser Common Stock issued and outstanding, and 1,212,295.5 shares of Purchaser Preferred Stock issued and outstanding. Exhibit 6.2(a) sets forth the number of shares of common stock issuable pursuant to outstanding stock options and warrants and the number of shares of common stock issuable upon conversion of outstanding convertible securities (Stock Options). All issued and outstanding shares of Purchaser Common Stock have been duly authorized and validly issued and are fully paid and nonassessable.
          (b) Exhibit 6.2(b) sets forth true and correct copies of the Articles of Incorporation and Bylaws and amendments thereto of Purchaser.
          (c) Except as disclosed on Exhibit 6.2(c), Purchaser does not own or control, directly or indirectly, any equity interest in any corporation, company, association, partnership, joint venture or other entity.

     6.3  Authority.
          (a) Except as disclosed on Exhibit 6.3(a) (collectively, the Purchaser Approvals), no consents, approvals, authorizations, clearances or orders of, filings or registrations with or notices to (collectively Purchaser Authorizations) any third party or any Governmental Authority are necessary on behalf of Purchaser in connection with (i) the execution and delivery by Purchaser of this Agreement and (ii) the consummation by Purchaser of the transactions contemplated hereby. Assuming that the Purchaser Approvals are duly obtained, Purchaser has the full corporate power and authority to execute and deliver this Agreement and the other Purchase Agreements to which it is a Party and to consummate the transactions contemplated hereby in accordance with the terms hereof and thereof; the execution and delivery of this Agreement and the other Purchase

Agreements to which it is a Party and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors of Purchaser in accordance with the Articles of Incorporation and Bylaws of Purchaser and with applicable Laws; no other corporate proceedings on the part of Purchaser are necessary for Purchaser to execute and deliver this Agreement and for Purchaser to be bound by the terms hereof; and to the knowledge of Purchaser, this Agreement and the other Purchase Agreements to which it is a Party have been duly and validly executed and delivered by Purchaser and constitute the valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its and their terms.
(b) Assuming that the Purchaser Approvals are duly obtained, to the best of the knowledge of Purchaser, neither the execution and delivery by Purchaser this Agreement and the other Purchase Agreements to which they are a party, nor the consummation by Purchaser of the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof, nor compliance by Purchaser with any of the terms or provisions hereof, will: (i) violate any provision of Purchaser's Articles of Incorporation or Bylaws; (ii) violate any Laws applicable to Purchaser or any of its respective properties or assets; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any Liens upon any of the respective properties or assets of Purchaser under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Purchaser is a party, or by which they or any of their respective properties or assets may be bound or affected, except, with respect to (ii) and (iii) above, such as individually or in the aggregate will not have a Material Adverse Effect on Purchaser, and which will not prevent or delay the consummation of the transactions contemplated hereby.

     6.4  Financial Statements.
          (a) Exhibit 6.4(a) sets forth copies of: (i) the balance sheet of Purchaser as of December 31, 1999, and (ii) the statement of income of Purchaser for the period ended December 31, 1999 (together with the related notes, collectively, the Purchaser Financial Statements).
          (b) The Purchaser Financial Statements present fairly, in all material respects, the financial position of Purchaser as of the respective dates set forth therein, and the results of Purchaser's operations and its cash flows for the respective periods set forth therein.

          (c) The books and records of Purchaser have been maintained in material compliance with applicable legal and accounting requirements.

     6.5 Broker's and Other Fees. Except as disclosed in Exhibit 6.5, Purchaser has not employed any broker or finder or incurred any liability for any broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement and the other Purchase Agreements.

     6.6 Legal Proceedings. To the knowledge of Purchaser, and except as disclosed in Exhibit 6.6, Purchaser is not a party to any, and there are no pending or threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against Purchaser. Except as disclosed in Exhibit 6.6, to the knowledge of Purchaser, Purchaser is not a party to any order, judgment or decree entered in any lawsuit or proceeding. Without limiting the foregoing, except as disclosed in Exhibit 6.6, to the knowledge of Purchaser no actions, suits, demands, notices, claims, investigations or proceedings are pending or threatened against or otherwise involving, directly or indirectly, any officer, director, employee or agent of the Company (in connection with such officer's, director's, employee's or agent's activities on behalf of Purchaser or that otherwise relate, directly or indirectly to Purchaser or its properties or securities) including without limitation any notices, demand letters or requests from any Governmental Authority relating to such potential Liabilities, nor, to the knowledge of Purchaser, are there any circumstances which could lead to such actions, suits, demands, notices, claims, investigations or proceedings.

     6.7  Taxes and Tax Returns.  Except as disclosed in Exhibit 6.7:
          (a) The Purchaser has duly filed (and until the Closing Date will so file) all returns, declarations, reports, information returns and statements (Returns) required to be filed by it in respect of any United States federal, state or local, or any foreign, Taxes and has duly paid (and until the Closing Date will so pay) all such Taxes due and payable. As used herein, Tax or Taxes means and includes any and all taxes, fees, levies, assessments, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority, including, without limitation: foreign, domestic, central, local, state or other jurisdictional taxes or other charges on or with respect to income, estimated income, franchises, business, occupation, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees;
and customs duties, tariffs, and similar charges. Purchaser has not established on its books and records reserves that are adequate for the payment of all Taxes not yet due and payable, but are incurred in respect of Purchaser through such date.

(b) To the knowledge of Purchaser, there are no audits or other Governmental Authority proceedings presently pending nor any other disputes pending with respect to, or claims asserted for, Taxes upon Purchaser, nor has Purchaser given any currently outstanding waivers or comparable consents regarding the application of any statute of limitations with respect to any Taxes or Returns. To the knowledge of Purchaser, there are no Liens for Taxes upon the assets of Purchaser, except Liens for Taxes not yet due.

     6.8 Purchaser Common Stock. Assuming the Purchaser Approvals are duly obtained, at the Closing Date, the Purchaser Common Stock to be delivered to DCI will be duly authorized and validly issued, fully paid and nonassessable, free of preemptive rights and free and clear of all Liens created by or through Purchaser (except as set forth in this Agreement and the documents and agreements executed in connection herewith).

                              ARTICLE 7
               COVENANTS AND AGREEMENTS OF THE PARTIES

     7.1  No Solicitation.  Except as indicated on Company Disclosure
Schedule 7.3, from the date hereof to the Closing Date or the earlier termination of this Agreement in accordance with its terms, DCI:
        (a) agrees that neither the Company nor any of its present or future subsidiaries or other affiliates, nor any of its or their directors, officers, shareholders, employees, representatives or other agents (collectively, the Company Affiliates) shall, directly or indirectly,
(i) enter into any agreement (or agree to do so), or solicit, initiate or knowingly encourage the invitation of inquiries or proposals or offers from any person or entity (other than Purchaser or its directors, officers, employees, representatives and agents) concerning: (A) any sale of assets or transfer or liabilities of the Company or any of its present or future subsidiaries, divisions or other affiliates (other than any such sale or transfer in the ordinary course of business); (B) any issuance, purchase or sale of capital stock or debt or other securities of the Company or any of its present or future subsidiaries, divisions or other affiliates
(other than the incurrence of liabilities in the ordinary course of its business); or (C) any merger, consolidation, restructuring, recapitalization or other significant transaction involving the Company or any of its present or future subsidiaries, divisions or other affiliates; or (ii) provide any confidential information to, participate in discussions or negotiations relating to any such transaction with, or otherwise cooperate with or assist or participate in any effort to take such action by any person or entity
(other than Purchaser or its directors, officers, shareholders, employees, representatives and agents). The Company shall immediately advise Purchaser if any such inquiry, offer or proposal is made or received by the Company or any of the Company Affiliates;
(b) will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing, and the Company and DCI will take the necessary steps to inform the individuals or entities referred to above of the obligations undertaken in this
Section 7.1; and (c) will notify Purchaser immediately of the identity of any potential acquiror and the terms of any proposal or offer (including, without limitation, any proposal or offer to any of DCI) with respect to a proposed or potential merger, acquisition, consolidation, business combination, transfer or similar transaction involving, or any purchase of all or any significant portion of the assets, equity securities of or rights with respect to any assets or securities of, the Company whether or not permitted by this Section 7.1.

     7.2  Current Information.
          (a) During the period from the date of this Agreement to the Closing Date or the earlier termination of this Agreement in accordance with its terms, on a frequent basis:
(b) DCI will cause one or more of the Company's representatives to confer with representatives of Purchaser regarding its business, operations, properties, assets and financial condition; each of the Parties will cause one or more of its representatives to confer with representatives of the other Parties regarding matters relating to the completion of the transactions contemplated herein; and
(c) Each of the Parties will notify the other Parties as soon as practicable after any determination or discovery by it of any fact or circumstance relating to any Party which it has discovered through the course of investigation and which represents, or is reasonably likely to represent, a material breach of any representation, warranty, covenant or agreement of any Party or which has or is reasonably likely to have a Material Adverse Effect on any Party.

     7.3  Access to Properties and Records; Confidentiality.
          (a) DCI shall permit, and shall cause the Company to permit, Purchaser and its representatives reasonable access to its properties and shall disclose and make available to Purchaser and its representatives all books, papers and records and information relating to it, its assets, stock ownership, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' and shareholders' meetings, organizational documents, agreements, filings with any Governmental Authority, accountants' work papers, litigation files, plans affecting employees, and any other records and information in which Purchaser and its representatives may have a reasonable interest; provided that such investigation shall be reasonably related to the transactions contemplated by this Agreement and shall not interfere unnecessarily with the normal business operations of the Company.
(b)  DCI shall hold in trust and confidence all Confidential
Information (as defined below) and shall not make any copies of, distribute, or use any Confidential Information except as necessary to prepare for the completion of the transactions contemplated under this Agreement. DCI shall not make any unauthorized disclosure of Confidential Information. Upon the first request in writing from Purchaser, DCI shall return to Purchaser all Confidential Information in its possession, without retaining any copies thereof; provided, however, that DCI may retain Confidential Information (but not use or disclose such Confidential Information except to enforce its rights under this Agreement, and any such Confidential Information so retained shall remain subject to the restrictions contained in this Agreement) which is necessary to enforce its rights under this Agreement.
(c) DCI shall hold in trust and confidence all Trade Secrets (as defined below) and shall not make any copies of, distribute, or use any Trade Secrets except as necessary to prepare for the completion of the transactions contemplated under this Agreement. DCI shall not make any unauthorized disclosure of any Trade Secrets. Upon the first request in writing from Purchaser, DCI shall return to Purchaser all manifestations of any Trade Secrets in their possession, without retaining any copies thereof; provided, however, that the DCI may retain Trade Secrets (but not use or disclose such Trade Secrets except to enforce its rights under this Agreement, and any Trade Secrets so retained shall remain subject to the restrictions contained in this Agreement) which is necessary to enforce their rights under this Agreement.
(d)  As used in this Section 7.3(b):
        (i) Confidential Information means all information relating to the Company's business (current or future), or any person or entity with which the foregoing deals, and whether such information is oral, written, recorded or stored by electronic, magnetic, electromagnetic or other form or process or otherwise in a machine readable form, translated from the original form, recompiled, made into a compilation, wholly or partially copied, modified, updated or otherwise altered, or originated or obtained by, or coming into the possession, custody, control or knowledge of the Company either alone or jointly; provided, that Confidential Information expressly excludes Trade Secrets and information in the public domain on the date hereof or that enters the public domain after the date hereof through no fault of any DCI.
(ii) By way of example and not in limitation of the foregoing, Confidential Information includes the terms of this Agreement and the transactions contemplated hereunder, all Inventions; technical data; research and development information; business records, information and notes; products; know-how; engineering or other data; designs, specifications, processes and formulae; manufacturing or planning procedures, techniques or information; marketing plans, strategies and forecasts; business and product development plans, strategies and forecasts; financial statements, budgets, prices, costs and financial projections; accounting procedures or financial information; names and details of consumers, customers, suppliers and agents; employee details; and secret information.

                 (iii) Invention means any invention, drawing, design, model, contrivance, structure, specification, improvement, discovery, creation, idea, concept, formula, process and other work or contribution however developed, created, made discovered or conceived, and whether or not patented or patentable (whether by renewal or otherwise), protected by copyright, or otherwise protected or capable of protection by law anywhere.


                    (iv) Trade Secrets means any information of the (including but not limited to technical or non-technical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, or a list of actual or potential customers or suppliers) which (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.


     7.4  Regulatory Matters; Consents; Cooperation, etc.
       (a) Each of the Parties will promptly furnish each other with copies of written communications received by them or any of their respective Subsidiaries from, or delivered by any of the foregoing to, any Governmental Authorities in respect of the transactions contemplated hereby.
(b) As soon as practicable following the date hereof, each of the Parties will use its commercially reasonable efforts to obtain all material consents, waivers and other Approvals under any of its or its Subsidiaries' agreements, contracts, licenses or leases required to be obtained by such Party in connection with the consummation of the transactions contemplated hereby.

     7.5 Parties' Efforts; Further Assurances; Cooperation. Subject to the other provisions in this Agreement, the Parties shall in good faith perform their obligations under this Agreement before, at and after the Closing Date, and shall each use all commercially reasonable efforts to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to obtain all Authorizations and satisfy all conditions to the obligations of the Parties under this Agreement and to cause the transactions contemplated by this Agreement to be carried out promptly in accordance with the terms hereof and shall cooperate fully with each other and their respective officers, directors, employees, agents, counsel, accountants and other designees in connection with any steps required to be taken as part of their respective obligations under this Agreement. Upon the execution of this Agreement and thereafter, each party shall take such actions and execute and deliver such documents as may be reasonably requested by the other Parties in order to consummate the transactions contemplated by this Agreement.

     7.6 Public Announcements. Prior to the Closing Date or the earlier termination of this Agreement in accordance with its terms, the Parties shall consult and cooperate with each other as to the timing, content and form of any press release or other public disclosure related to this Agreement or the transactions contemplated herein, and will not issue a press release or make any such public disclosure without the prior consent of the other party, which shall not be unreasonably withheld, conditioned or delayed. After the Closing
Date, DCI shall not make any public announcement regarding any aspect of this Agreement without Purchaser's prior written consent. Nothing in this Section 7.6 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary in order to satisfy such Party's disclosure obligations imposed by Law or Governmental Authority.

     7.7 Failure to Fulfill Conditions. In the event that any Party determines that a material condition to its or the other's obligation to consummate the transactions contemplated hereby cannot be fulfilled on or prior to June 15, 2000 (the Deadline Date), it will promptly notify the other Party. Each Party will promptly inform the other Parties of any facts applicable to it that would be likely to prevent or materially delay consummation of the transactions contemplated by this Agreement.

     7.8 Disclosure Supplements. From time to time prior to the Closing Date, each Party hereto will promptly notify the other Party of any inaccuracy in its respective Disclosure Schedules delivered pursuant hereto including, without limitation, any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Schedule or which is necessary to correct any information in such Schedule that has been rendered inaccurate. Notwithstanding the foregoing, for the purpose of determining satisfaction of the conditions set forth in Article 8, no such notification shall be deemed to amend such Disclosure
Schedules or shall be deemed to be part hereof unless agreed to by the other Parties.

     7.9  Release; Covenant Not to Sue.
          (a) If the Closing occurs, then DCI hereby releases Purchaser and the Company, and their agents, representatives, successors and assigns (collectively, the Released Parties) from any and all Claims
(as defined herein) that any of DCI may have or may have had against any or all of the Released Parties arising out of or in connection with any transactions between DCI and any or all of the Released
Parties prior to, or arising from or with respect to any fact, circumstance, act or omissions occurring prior to or on the Closing
Date.
(b) If the Closing occurs, DCI covenants not to sue or otherwise institute, cause to be instituted or in any way participate in, any legal or administrative proceeding against any of the Released
Parties with respect to any claims (as defined by Section 101 of the United States Bankruptcy Code, as amended), debts, demands, actions, causes of action, suits, accounts, damages and liabilities of every name and nature, both at law and in equity, whether known or unknown (collectively, the Claims), that DCI or the Company now has, ever had or may, at any time, claim to have had against any of the Released
Parties. This covenant shall not apply to Claims based upon acts or omissions by a Released Party first occurring after the Closing Date.
DCI represents and warrants that it has not voluntarily or involuntarily assigned or suffered any transfer of any of the Claims to any other person or entity, and DCI agrees to indemnify and hold harmless the Released Parties from and against any loss, damage, liability, cost and expense (including, but not limited to, attorneys' fees incurred in connection therewith or in connection with enforcing this indemnity) asserted against, imposed on or incurred by any Released Parties by reason of any such Claims which were effectively or purportedly assigned or transferred by the Company or DCI.

     7.10 [Intentionally omitted.]

     7.11 No Transfers. Except pursuant to this Agreement or with the prior written consent of Purchaser, DCI shall not transfer, assign, convey or otherwise dispose of any of the Company Common Stock or any rights with respect to such Company Common Stock (including voting and conversion or option rights) after the date of this Agreement.

     7.12 Special Provisions with Respect to the Company. If the Closing occurs as provided herein, then at that time all representations, warranties, covenants and agreements to the extent made or adopted by the Company (and only to such extent) shall expire and be of no further force and effect, and the Company's having made representations, warranties, covenants and agreements shall in no way limit the liability of DCI for those representations, warranties, covenants and agreements pursuant to this Agreement.

     7.13 Cooperation and Exchange of Information. The Parties agree to furnish, or to cause to be furnished in good faith to each other, such cooperation and assistance as is reasonably necessary to file any future returns, to respond to audits, to negotiate settlements with Tax authorities and to prosecute and defend against Tax claims.

     7.14 Customer Contacts. The Company shall permit Purchaser to conduct a survey or otherwise inquire of certain or all of the Company's key customers, as selected by Purchaser, regarding the relationship between such customer and the Company and the impact of a change in control on such relationship. The Company shall assist Purchaser in making such survey or inquiries and shall have the right to have a representative of its choice participate therein.

     7.15 Registration. Parent hereby agrees to use its best efforts to file a registration statement with the Securities and Exchange Commission for the purpose of registering the resale of the 40,000,000 shares of Parent Common Stock to be issued to DCI pursuant to the terms of this Agreement. Parent shall us its best efforts to file such registration statement by the later to occur of:
               (i)  the 60th day after the Closing Date; or
(ii) the 45th day after DCI delivers to Parent audited financial statements for the Company that satisfy the requirements of U.S. Generally Accepted Accounting Principles and the United States Securities laws and regulations applicable to financial statements to be included in the registration statement.

     7.16 Non-Competition. DCI shall not at any time after the date of this Agreement and for five (5) years after the Closing: (i) engage directly or indirectly in any Competitive Business anywhere in the Restricted Territory, whether such engagement be as an employer, officer, director, owner, investor, employee, partner, consultant or other participant in any Competitive Business; (ii) solicit or accept business, for a business which is wholly or partly similar to the Company's Business from anyone who is an active or prospective customer of Purchaser, the Company, or any of their Affiliates; or
(iii) attempt to do any of the things (or directly or indirectly assist anyone else in doing or attempting to do any of the things) specified in this paragraph. For the purposes of this section, Competitive Business means any business, individual, corporation or other entity which is primarily engaged wholly or partly in any business similar to the Company's Business; the Company's Business means the business of the Company and Restricted Territory means Europe, Asia, Africa and South America.

7.17 English Company Legal Matters. DCI shall cooperate with Purchaser after the Closing to effect all actions necessary or desirable to vest Purchaser with ownership and enjoyment of the Company Common Stock, including but not limited to the following actions: (i) a meeting of the directors of the Company shall be held and the transfer of the Company Common Stock to Purchaser shall be passed for registration and registered, and persons nominated by the Purchaser shall be appointed to be directors or secretaries of the Company; (ii) at the request of Purchaser, DCI shall procure and deliver the written resignations of all of the directors and secretaries of the Company upon terms acceptable to Purchaser; (iii) at the request of Purchaser, DCI shall procure and deliver the written resignations of the auditors of the Company containing the statements referred to in section 394(1), CA 85 that they consider there are no such circumstances as are mentioned in that section and confirming that they have deposited or shall deposit that statement in accordance with section 394(2), CA 85 at the respective registered offices of the Company; (iv) DCI shall revoke all existing instructions and authorities to bankers shall replaced the same with alternative instructions, mandates and authorities in such form as the Purchaser may require; (v) DCI shall change the registered office of the Company to such address as the Purchaser shall direct; (vi) DCI shall cause the Company to change the accounting reference date to such date as the Purchaser shall direct; and (vii) DCI shall cause the Company to hold an Extraordinary General Meeting of the Company to transact such other business as the Purchaser may require.

                              ARTICLE 8
                         CLOSING CONDITIONS

     8.1  Conditions of Each Party's Obligations Under this Agreement.
The respective obligations of each party under this Agreement shall be subject to the satisfaction, or, where permissible under applicable Law, waiver at or prior to the Closing Date of the following conditions:
        (a) Approvals and Regulatory Filings. All necessary Authorizations of Governmental Authorities required to consummate the transactions contemplated hereby shall have been obtained without any term or condition which would materially impair the value of the Company or Purchaser. All conditions required to be satisfied prior to the Closing Date by the terms of such approvals and consents shall have been satisfied; and all statutory waiting periods in respect thereof shall have expired.
          (b) Suits and Proceedings. The consummation of the transactions contemplated hereby will not violate the provisions of any injunction, order, judgment, decree or Law applicable or effective with respect to Purchaser or the Company or their officers and directors. No suit or proceeding shall have been instituted by any person, or, to the knowledge of Purchaser or DCI, shall have been threatened by any Governmental Authority, and not subsequently withdrawn, dismissed or otherwise eliminated, which seeks (i) to prohibit, restrict or delay consummation of the transactions contemplated hereby or to limit in any material respect the right of Purchaser to control any material aspect of the business of Purchaser or the Company after the Closing Date, or (ii) to subject Purchaser or the Company or their respective directors or officers to material liability on the ground that it or they have breached any Law or otherwise acted improperly in relation to the transactions contemplated by this Agreement.

     8.2 Conditions to the Obligations of Purchaser under this Agreement. The obligations of Purchaser under this Agreement shall be further subject to the satisfaction or waiver, at or prior to the Closing
Date (and continued until the Closing Date), of the following conditions:

     (a) Representations and Warranties; Covenants and Agreements; Consents. The representations and warranties of DCI contained in this Agreement shall be true and correct in all material respects as of the date hereof and shall also be true and correct in all material respects on the Closing Date as though made on and as of the Closing Date, except that those representations and warranties which are confined to a particular date shall speak only as of such date, and the Company and DCI shall have performed in all material respects the agreements, covenants and obligations to be performed by it or them at or prior to the Closing Date. All Authorizations of or with any Governmental Authority or other third party that are required for or in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby by the Company and DCI shall have been obtained or made.

     (b) Opinion of Counsel. Purchaser shall have received an opinion of counsel to the Company and DCI, dated the Closing Date, in form and substance reasonably satisfactory to Purchaser, covering the matters set forth on Exhibit 8.2(b).
     (c) Certificates. DCI shall have furnished Purchaser with such certificates of the Company and its authorized officers, DCI or others and such other documents to evidence fulfillment of the conditions set forth in this Article 8 and otherwise to consummate the transactions contemplated pursuant to this Agreement as Purchaser may reasonably request, including certificates in the form attached hereto as Exhibit 8.2(c).
     (d)  Transfer Tax.  DCI shall have paid to Purchaser the amount of the stock transfer stamp duty required to lawfully transfer the
Company Common Stock, as estimated by Purchaser, such amount not to exceed U.S. $30,000.
     (e)  Fone.com, Limited.   DCI shall have delivered the following
documents regarding the Company to Purchaser: (i) resolutions of the sole director of the Company authorizing the transfer of the Company
Stock to Purchaser; (ii) original stock transfer forms endorsed by Clifford Postelnik surrendering any and all interest of the same to DCI; (ii) original stock transfer forms endorsed by at least two members of the board of directors of DCI effecting the transfer of the Company Stock from DCI to Purchaser; and (iv) original stock certificates in the name of DCI evidencing all of the Company Stock.
          (f) Completion of Due Diligence on the Company. Purchaser shall have completed its review of the Company, the results of which shall be acceptable to Purchaser in its absolute discretion.
          (g) No Material Adverse Effect on the Company. No event shall have occurred and no fact or circumstance shall have arisen which, in the judgment of Purchaser, is reasonably likely to have a Material
Adverse Effect on the Company or materially and adversely affect the value of this transaction to Purchaser, since the date of the most recent Company Financial Statements except (i) the announcement of this Agreement or (ii) conditions effecting global economy or regional economy in which Purchaser operates any part of its or their business.
          (h) Customer Inquiries. Purchaser shall be reasonably satisfied with the results of their inquiries of the Company's customers with respect to the impact of a change in control on their relationship with the Company.
          (i) No Interest in Proprietary Information. Except as set forth in Company Disclosures Schedule 8.2(i), the Company shall have eliminated or provided for the elimination of any and all claims to ownership, access, copies, source code and license and royalty interests in all products, services, software, systems and proprietary information associated with the Company.
          (j) Spinoff. The Company and DCI shall have executed and delivered agreements, the terms of which are acceptable to Purchaser, with respect to which DCI and the Company shall have transferred, assigned, sold or otherwise conveyed all of the Company's assets and all of its liabilities, including accounts receivable, customer agreements, intellectual property rights, software, and any other support systems necessary to ensure continuity in the business and operations to be transferred to Purchaser pursuant to this Agreement.

        (k) Release of Obligations. All obligations of the Company pursuant to any loan, lease, guaranty, commitment or other undertaking of the Company, DCI or any of its or their Subsidiaries and other
Affiliates, whether as maker, guarantor or otherwise, including those obligations listed on Schedule 8.2(k), shall have been fully and permanently released or satisfied, or payoff letters shall have been executed and delivered, pursuant to documents and agreements satisfactory in all respects to Purchaser.

     8.3 Conditions to the Obligations of the Company and DCI under this Agreement. The obligations of the Company and DCI under this Agreement shall be further subject to the satisfaction or waiver, at or prior to the Closing Date, of the following conditions:
          (a) Representations and Warranties; Covenants and Agreements; Consents. The representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects as of the date hereof and shall also be true and correct in all material respects on the Closing Date as though made on and as of the Closing Date, and Purchaser shall have performed in all material respects the agreements, covenants and obligations to be performed by it and them at or prior to the Closing Date. All Authorizations of or with any Governmental Authority or other third party that are required for or in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby by Purchaser shall have been obtained or made, except where the failure to obtain any such Authorizations would not have a Material
Adverse Effect on Purchaser.
          (b) Certificates. Purchaser shall have furnished the Company with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Article 8 and otherwise to consummate the transactions contemplated pursuant to this Agreement as the Company may reasonably request.
          (c) No Material Adverse Effect on Purchaser. No Material Adverse Effect with respect to Purchaser shall have occurred since the date of this Agreement except (i) the announcement of this Agreement, and
(ii) conditions effecting global economy or regional economy in which Purchaser operates any part of its business.
          (d) Approvals. This Agreement and the transactions contemplated hereby shall have received all Required Government Consents and other consents or approvals from third parties (including lenders, licensees and lessors) required to consummate the transactions contemplated hereby which, either individually or in the aggregate, if not obtained would have a Material Adverse Effect.

                              ARTICLE 9
                  TERMINATION, AMENDMENT AND WAIVER

     9.1 Termination. This Agreement may be terminated prior to the Closing Date, whether before or after approval of this Agreement by DCI or Purchaser:
          (a)  by mutual written consent of Purchaser and DCI;
(b) by Purchaser or DCI if the Closing Date shall not have occurred on or prior to the Deadline Date; provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any Party whose action or failure to act has been a principal cause of or resulted in the failure of the transaction contemplated by this Agreement to occur on or before such date and such action or failure to act constitutes a willful and material breach of this Agreement;
(c) by Purchaser, if there has been a material breach of any representation, warranty, covenant, agreement or obligation of the Company or DCI hereunder in each case which either is not capable of being remedied, or, if capable of being remedied, shall not have been remedied within 10 days after receipt by the Company or DCI, as appropriate, of notice in writing from Purchaser specifying the nature of such breach and requesting that it be remedied;
(d) by DCI, if there has been a material breach in any representation, warranty, covenant, agreement or obligation of Purchaser hereunder in each case which either is not capable of being remedied, or, if capable of being remedied, shall not have been remedied within 10 days after receipt by Purchaser of notice in writing from DCI specifying the nature of such breach and requesting that it be remedied;
(e) by Purchaser if any of the conditions set forth in Section 8.1 or 8.2 is not satisfied and is no longer capable of being satisfied by the Closing Date; or
(f) by DCI if any of the conditions set forth in Section 8.1 or 8.3 is not satisfied and is no longer capable of being satisfied by the Closing Date;

     9.2 Effect of Termination. If either Purchaser or DCI terminates and abandons this Agreement pursuant to Section 9.1, this Agreement, other than Section 7.5(b), this Section 9.2, Section 9.3, Article 10 and Section 11.1 (each of which shall survive termination), shall forthwith become void and have no effect, without any liability on the part of any Party or its officers, directors or shareholders; provided, however, that nothing contained in this Section 9.2, shall relieve any Party from any liability for any material breach of this Agreement.

     9.3 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of all the Parties hereto.

     9.4 Extension; Waiver. The Parties may, at any time prior to the Closing Date, (a) extend the time for the performance of any of the obligations or other acts of the other Parties; (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto; or (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any Party to any extension or waiver shall be valid only if it is set forth in an instrument in writing signed on behalf of the Party against which the waiver is sought to be enforced and shall apply only to the specific condition, representation or warranty identified by the writing as being waived, extended or modified.

                             ARTICLE 10
                           INDEMNIFICATION

     10.1 Indemnification by DCI.  Subject to the terms of this Article
10, DCI shall indemnify, defend, save and hold harmless Purchaser, its subsidiaries and their respective predecessors, successors, directors, officers, employees, agents, representatives and assigns (collectively, the Purchaser Indemnified Parties), from and against any demands, claims (as defined in Section 101 of the U.S. Bankruptcy
Code), actions, losses, damages, deficiencies, liabilities, costs and expenses (including, without limitation, reasonable attorneys' and accountants' fees and expenses), together with interest and penalties, if any, awarded by court order or otherwise agreed to (collectively, Indemnifiable Damages), suffered by Purchaser
Indemnified Parties that arise out of or result from any of the following (whether or not a third party initiates the proceeding or claim giving rise to such Indemnifiable Damages):
          (a) any breach of any of the representations, warranties, covenants or agreements made by the Company or DCI in this Agreement and the other Purchase Agreements; or
(b) any breach of any representation, warranty, covenant or agreement in a document, certificate or affidavit delivered by the Company or DCI at the Closing.

     10.2 Indemnification by Purchaser.  Subject to the terms of this
Article 10, Purchaser shall indemnify, defend, save and hold harmless the Company and DCI (but after consummation of the transactions contemplated by this Agreement, solely DCI, and not the Company) and its predecessors, successors, directors, officers, employees, agents, representatives and assigns (collectively, the Company Indemnified
Parties), from and against any Indemnifiable Damages suffered by the Company Indemnified Parties that arise out of or result from any of the following (whether or not a third party initiates the proceeding or claim giving rise to such Indemnifiable Damages):
          (a) any breach of any of the representations, warranties, covenants and agreements made by Purchaser in this Agreement and the other
Purchase Agreements; or
(b) any breach of any representation, warranty, covenant or agreement in a document, certificate or affidavit delivered by Purchaser at the Closing.

     10.3 Claims for Indemnification. The representations, warranties, covenants and agreements in this Agreement shall survive the Closing for a period of two years and shall not be affected by any investigation made by the parties hereto prior to the date hereof or the Closing Date. The Party seeking indemnification (the Indemnified Party) shall give the Party from whom indemnification is sought (the Indemnifying Party) a written notice (Notice of Claim) within sixty
(60) days of the discovery of any loss, liability, claim or expense in respect of which the right to indemnification contained in this
Article 10 may be claimed; provided, however, that the failure to give such notice within such sixty (60) day period shall not result in the waiver or loss of any right to bring such claim hereunder after such period unless, and only to the extent that, the other
Party is actually prejudiced by such failure. In the event a claim is pending or threatened or the Indemnified Party has a reasonable belief as to the validity of the basis for such claim, the Indemnified Party may give written notice (a Notice of Possible
Claim) of such claim to the Indemnifying Party, regardless of whether a loss has arisen from such claim. A Party shall have no liability under this Article 10 for breach of a representation or warranty, unless a Notice of Claim or Notice of Possible Claim therefor is delivered by the Indemnified Party; provided, however, that the limitations set forth in this Section 10.3 shall not apply to liability under this Article 10 for any intentional breach of a representation or warranty in this Agreement. Any Notice of Claim or Notice of Possible Claim shall set forth the representations, warranties, covenants and agreements with respect to which the claim is made, the specific facts giving rise to an alleged basis for the claim and the amount of liability asserted or anticipated to be asserted by reason of the claim.

     10.4 Defense of Claim by Third Parties. If any claim is made by a third party against a Party to this Agreement that, if sustained, would give rise to a liability of another Party under this Agreement, the Party against whom the claim is made shall promptly cause notice of the claim to be delivered to the other Party and shall afford the other Party and its counsel, at the other Party's sole expense, the opportunity to join in the defense and settlement of the claim. The failure to provide such notice will not relieve the Indemnifying
Party of liability under this Agreement unless, and only to the extent that, the Indemnifying Party is actually prejudiced by such failure.

     10.5 Third Party Claim Assistance. From time to time after the Closing, Purchaser, the Company and DCI shall provide or cause their appropriate employees or representatives to provide the other Parties with information or data in connection with the handling and defense of any third party claim or litigation (including counterclaims filed by the parties) in respect to which a Party may be required to indemnify another Party under this Agreement. The Party receiving such information or data shall reimburse the other Parties for all of their reasonable costs and expenses in providing these services, including, without limitation, (i) all out of pocket, travel and similar expenses incurred by their personnel in rendering these services; and (ii) all fees and expenses for services performed by third parties engaged by or at the request of such other Parties.

     10.6 Settlement of Indemnification Claims. If a recipient of a Notice of Claim desires to dispute such claim, it shall, within thirty (30) days after receipt of the Notice of Claim, give counternotice, setting forth the basis for disputing such claim, to Purchaser or DCI, as the case may be. If no such counternotice is given within such thirty (30) day period, or if Purchaser or DCI, as the case may be, acknowledges liability for indemnification, then the amount claimed shall be promptly satisfied. If, within thirty (30) days after the receipt of counternotice by Purchaser or DCI, as the case may be, DCI and Purchaser shall not have reached agreement as to the claim in question, then the Party disputing the claim shall satisfy any undisputed amount and the disputed amount of the claim of indemnification shall be submitted to and settled by arbitration in accordance with the then prevailing commercial arbitration rules of the American Arbitration Association. Such arbitration shall be held in the Stratford, Connecticut area before a panel of three (3) arbitrators, one selected by each of the Parties and the third selected by mutual agreement of the first two, and all of whom shall be independent and impartial under the rules of the American Arbitration Association. The decision of the arbitrators shall be final and binding as to any matter submitted under this Agreement.
To the extent the decision of the arbitrators is that a Party shall be indemnified hereunder, the amount shall be satisfied. Judgment upon any award rendered by the arbitrators may be entered in any court of competent jurisdiction.

     10.7 [intentionally omitted].

     10.8 Certain Limitations. The foregoing indemnification obligations are subject to the limitation that no Indemnifying Party shall have any liability for indemnification for breaches of representations and warranties pursuant to this Article 10 unless the total Indemnifiable Damages for which the Indemnifying Party would be liable exceed
$50,000 in the aggregate; provided, however, that the foregoing limitation shall not apply to any Indemnifiable Damages with respect to, as a result of or involving any intentional breach of a representation or warranty in this Agreement. In no event shall the liability of DCI and Purchaser under this Article 10 exceed the total Purchase Price paid by Purchaser for the Company Common Stock.

                             ARTICLE 11
                            MISCELLANEOUS
     11.1 Expenses.

          (a) Except as otherwise expressly stated herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including legal and accounting fees and expenses) shall be borne by the Party incurring such costs and expenses and shall be paid by such Party prior to or on the Closing
Date.

          (b) Notwithstanding any provision in this Agreement to the contrary, if any of the Parties shall willfully default in its obligations hereunder, the non-defaulting Party may pursue any remedy available at law or in equity to enforce its rights and shall be paid by the willfully defaulting Party for all damages, costs and expenses, including without limitation reasonable legal and accounting expenses incurred or suffered by the non-defaulting Party in connection herewith or in the enforcement of its rights hereunder.

     11.2 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or by reputable overnight or express courier, sent by registered or certified mail, postage prepaid, or by telefax
(with subsequent delivery via one of the two previous methods) as follows:

          (a)  If to Purchaser, to:
               Tanner's Restaurant Group, Inc.
               c/o J.P. Carey Securities, Inc.
               Atlanta Financial Center, East Tower
               3343 Peachtree Road, Suite 500
               Atlanta, Georgia  30326
               Attn:  Mr. Jose A. Auffant
               Telefax:  (404)  816-7837

               Copy (which shall not constitute notice) to:
               Nelson Mullins Riley & Scarborough, LLP
               999 Peachtree Street, N.E.
               Suite 1400
               Atlanta, Georgia 30309
               Attn:  Wade H. Stribling, Esq.
               Telefax:  (404) 817-6050

          (b)  If to the Company (prior to Closing) or DCI, to:

               Fone.com, Limited
               c/o  DCI Telecommunications, Inc.
               611 Access Road
               Stratford, Connecticut  06615
               Telefax:  (203) 380-0915
               Attn:  John Adams

               Copy (which shall not constitute notice) to:
               Alfano & Baroff, P.A.
               814 Elm Street
               Manchester, New Hampshire  03101-2019
               Attn:  Martin J. Baroff, Esq.
               Telefax:  (603) 647-4664

          (c)  If to DCI, to:

               DCI Telecommunications, Inc.
               611 Access Road
               Stratford, Connecticut  06615
               Telefax:  (203) 380-0915
               Attn:  John Adams


or such other addresses and telefax numbers as shall be furnished in writing by any Party, and any such notice or communications shall be deemed to have been given as of three business days after the date actually sent via overnight or express courier, eight days after mailed and upon telefax confirmation of receipt to addressee by the sender.

     11.3 Parties in Interest. This Agreement shall be binding on and shall inure to the benefit of the Parties hereto and their respective successors, representatives and assigns. This Agreement (and the rights and interests herein) may not be assigned by any Party without the written consent of the other Parties; provided, however, Purchaser may assign its interests herein to (a) an entity controlling, controlled by or under common control with Purchaser or
(b) a purchaser or transferee of all or substantially all of the business or assets of Purchaser, whether by sale of stock or assets, merger or otherwise. Any attempted assignment in contravention of the foregoing shall be null and void. Nothing in this Agreement is intended to confer, expressly or by implication, upon any other person or entity any rights or remedies under or by reason of this Agreement.

     11.4 Entire Agreement. This Agreement, which includes the Disclosure Schedules, Exhibits and the other documents, agreements, certificates and instruments executed and delivered pursuant to or in connection with this Agreement (collectively, the "Purchase Agreements"), sets forth the agreement among the Parties with respect to the purchase and sale of the Company Common Stock.

     11.5 Counterparts; Facsimiles. This Agreement may be executed in two or more counterparts, each of which shall be an original, and each of which shall constitute one and the same agreement. Any Party may deliver an executed copy of this Agreement and any documents contemplated hereby by facsimile transmission to another Party, and such delivery shall have the same force and effect as any other delivery of a manually signed copy of this Agreement or of such other documents.

     11.6 Governing Law.
          (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE UNITED STATES OF AMERICA AND THE STATE OF CONNECTICUT, EXCLUDING CHOICE OF LAW PRINCIPLES.
           (b) Purchaser, the Company and DCI consent to the exclusive jurisdiction and venue of the courts of any county in the State of Connecticut and the United States Federal District Courts of Connecticut, in any judicial proceeding brought to enforce this Agreement. The Parties agree that any forum other than the State of Connecticut is an inconvenient forum and that a lawsuit (or non-compulsory counterclaim) brought by one Party against another Party, in a court of any jurisdiction other than the State of Connecticut should be forthwith dismissed or transferred to a court located in the State of Connecticut.

     11.7 Arbitration.
          (a) Any dispute, controversy or claim arising out of or relating to this Agreement or any other related documents, agreements, certificates or other writing, or the breach, termination, construction, validity or enforceability hereof or thereof, shall be settled by binding arbitration in accordance with the rules of the American Arbitration Association (except as otherwise provided in this Section 11.7).

          (b) Termination or limitation of Purchaser's rights in any of its software, products, or any associated intellectual property rights or documents may not be awarded under any circumstances. The right to demand arbitration and to receive damages and obtain other available remedies as provided hereunder shall be the exclusive remedy in the event an arbitration demand is made, except that Purchaser shall be entitled to obtain equitable relief, such as injunctive relief, from any court of competent jurisdiction to protect its rights in any of its software products or any associated intellectual property rights or documents while such proceeding is pending or in support of any award made pursuant to such arbitration.

     11.8 Invalidity of any Part. If any provision or part of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and shall be construed as if such invalid, illegal or unenforceable provision or part thereof had never been contained herein, but only to the extent of its invalidity, illegality, or unenforceability. Upon any such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are consummated to the extent possible.

     11.9 Time of the Essence; Computation of Time. Time is of the essence of each and every provision of this Agreement. Whenever the last day for the exercise of any right or the discharge of any duty under this Agreement shall fall upon Saturday, Sunday or a federal, public or legal holiday, the Party having such right or duty shall have until 5:00 p.m., Eastern Standard Time on the next succeeding regular business day to exercise such right or to discharge such duty.

                [Signatures begin on following page]

          IN WITNESS WHEREOF, Purchaser and DCI have caused this
Agreement to be executed by their duly authorized officers as of the day and year first above written.
                                   PURCHASER:
                                   Tanner's Restaurant Group, Inc.
                                   By:  /s/ Jose A. Affaunt
                                   Name: Jose A. Affaunt
                                   Title: CEO

                                   DCI:
                                   DCI Telecommunications, Inc.
                                   By: /s/ John J. Adams
                                   Name: John J. Adams
                                   Title: President

                              SCHEDULES

Schedule 5.1(a)     -    Governmental Authority
Schedule 5.1(b)     -    Articles of Incorporation and Bylaws of
                         Company
Schedule 5.1(c)     -    Equity Interests
Schedule 5.2        -    Shareholders and other Holders of Company
                         Stock
Schedule 5.3(a)     -    Company Approvals
Schedule 5.4(a)     -    Company Financial Statements
Schedule 5.4(d)     -    Certain Company Liabilities and Obligations
Schedule 5.5        -    Brokers, Finders, Etc.
Schedule 5.6(a)     -    Facts or Conditions
Schedule 5.7        -    Litigation of Company
Schedule 5.8        -    Taxes and Tax Returns
Schedule 5.9        -    Employee Benefit Plans
Schedule 5.9(g)     -    Accruals; Funding - Employee Benefit Plans
Schedule 5.10            -    Compliance with Applicable Laws
Schedule 5.11(a)    -    Material Contracts
Schedule 5.11(b)    -    Amendments to Material Contracts
Schedule 5.11(c)    -    Employment/Severance Agreements
Schedule 5.11(d)    -    Limits on Competition
Schedule 5.11(e)    -    Defaults on Material Contract
Schedule 5.12(a)    -    Ownership of Company Assets and Properties
Schedule 5.12(b)    -    Insurance
Schedule 5.14            -    Intellectual Property not owned by the
                         Company
Schedule 5.14(a)    -    Ownership of Patents, Trademarks, Service
                         Marks, Trade Names and Copyrights
Schedule 5.14(b)    -    Proprietary Legends and Copyright Notices
Schedule 5.14(c)    -    Trade Secret Protection
Schedule 5.14(d)    -    Ownership of Software
Schedule 5.14(e)    -    Absence of Claims
Schedule 5.16       -    Third Party Components
Schedule 5.17       -    Third Party Interests
Schedule 5.18       -    Parachute Payments
Schedule 5.19(a)    -    Absence of Certain Agreements
Schedule 5.20       -    Major Vendors and Customers
Schedule 5.21       -    Accounts Receivable
Schedule 5.22       -    Bank Accounts
Schedule 5.25       -    Labor and Employment Matters
Schedule 5.26       -    Year 2000 Matters
Schedule 5.27       -    Change in Control Provisions
Schedule 7.3        -    No Solicitation
Schedule 8.2(i)     -    No Interest in Proprietary Information
Schedule 8.2(k)     -    Release of Obligations

                              EXHIBITS

Exhibit  3.1        -    Liabilities of DCI to be  Assumed  by
                         Purchaser
Exhibit 3.2(c)(i)   -    Form of Assumption Agreement
Exhibit 3.2(c)(ii)  -    Form of Assumption Agreement
Exhibit 3.2(c)(iii) -    Form of Assumption Agreement
Exhibit 6.2(a)      -    Outstanding Securities of Purchaser
Exhibit 6.2(b)      -    Articles of Incorporation and Bylaws of
                         Purchaser
Exhibit 6.2(c)      -    Subsidiaries
Exhibit 6.3(a)      -    Purchaser Approvals
Exhibit 6.4(a)      -    Financial Statements
Exhibit 6.5         -    Broker's and Other Fees
Exhibit 6.6         -    Legal Proceedings
Exhibit 6.7         -    Taxes and Tax Returns
Exhibit 8.2(b)      -    Form of Opinion of Counsel to the Company
                         and DCI
Exhibit 8.2(c)      -    Form of Certificate of the Company

                   EXHIBIT 20.1 OPINION OF COUNSEL

                           MARK C. FOSTER

                           Attorney at Law

Suite 820                             Direct Line (303) 321-7997
3033 East First Avenue                Receptionist (303) 320-4162
Denver, Colorado 80206                Telecopier (303) 321-321-8106

April 19, 2000

DCI Telecommunication, Inc.
611 Access Road
Stratford, CT 06497

Re:    DCI Telecommunications, Inc. Sale of Fone.com

Gentlemen:

     You have requested an opinion regarding the application of the Colorado Corporation Code concerning the `sale of substantially all of the company's assets' as it may apply to the proposed sale of Fone.com.

     In rendering this opinion I have relied upon the representations of the Board of Directors of DCI Telecommunications, Inc. (the Company). I have reviewed originals or copies certified or otherwise identified to my satisfaction, of the Certificate of Incorporation and Bylaws of the Company, each as amended, and 1999 Annual Corporate Report of the Company. I have assumed the truthfulness of all representations made to me and the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as copies, I have not independently verified such information and assumptions. I am a member of the Bar of the State of Colorado, and I express no opinion as to the law of any other jurisdiction. The opinions expressed herein are subject to rulings of fact and law by a court of competent jurisdiction, the laws of bankruptcy and such other ruling or laws that may apply.

     The Company proposes to sell a wholly owned subsidiary incorporated as Fone.com. The sale will be a sale of all of the shares of Fone.com held by the Company in exchange for stock in a fully reporting, trading shell company, domiciled in Texas. You have asked if under Colorado law the Company must obtain approval from the DCI shareholders for the sale Fone.com.

     Colorado Revised Statute 7-112-101 provides that a corporation may, as authorized in its bylaws or by the board of directors, sell, lease, exchange or otherwise dispose of any or all of its property in the usual and regular course of business. Section 7-112-102 requires a corporation to obtain shareholder approval to sell, lease, exchange, or otherwise dispose of all, or substantially all, of its property.

     In determining whether shareholder approval is required for the sale of assets, the first question is whether the sale is or is not in the usual and regular course of business. If the sale is in the regular course of business, even a sale of substantially all of a corporation's assets does not always require shareholder approval.

     To determine whether a sale is in the usual and regular course of business, the Courts first examine the stated purpose of the company set forth in the Articles of Incorporation. The stated purpose of the Company in the Articles of Incorporation is to conduct any lawful purpose and business. The Courts then examine the business actually being conducted by the corporation.

     The Company is engaged in the business of providing long distance telecommunications services and related businesses. Fone.com, as it has been described by the Board of Directors, is a subsidiary whose business is consistent with the business of the Company. Accordingly, the acquisition of companies such as Fone.com and the disposition of such companies would seem to be within the usual and regular course. of business of the Company.

     The Court will further review the sale of assets based upon a qualitative and quantitative analysis. Under the qualitative review the courts have generally found that the critical factor in determining the character of a sale of assets is not the amount of the property sold but whether the sale is in fact an unusual transaction or one made in the regular course of business. The transaction must strike at the heart of the corporate existence and purpose to be found to be unusual or not in the ordinary course of business.

     Based upon the current business activity of the Company, the business of Fone.com may well be considered under the qualitative analysis as being at the heart of the corporate existence and purpose and therefore require further review under the quantitative analysis.

     If a sale is of assets quantitatively vital to the operation of the corporation and is out of the ordinary and substantially affects the existence and purpose of the corporation, then such transaction is beyond the power of the board of directors. In order to require shareholder approval, the sale must be more than merely outside the ordinary course of business. It muse substantially affect the existence and purpose of the company.

     Quantitative analysis examines the asset value of the sale. Courts generally look at fair market value but will also consider book value. Sales of assets greater the 60% of the value of a company generally require shareholder approval. Sales of assets between 30% and 60% have had varying results, and sales of assets valued at less than 30% generally do not require shareholder approval. Based upon the representations made by the Company, the value of Fone.com is substantially less than 30% of the asset base of the Company.

     Based both upon the qualitative and quantitative analysis applied by the Courts, the sale of Fone.com should not require shareholder approval.

     Further review of the common law basis for the applicable statute and relevant case laws also supports this conclusion. The common law basis for the statute rests upon the premise of implied consent among the shareholders to invest in an enterprise with a stated business objective. The management cannot unilaterally determine to sell all or substantially all of the company's assets to the detriment of the common purpose of the shareholders. The law is designed to prevent the shareholder's investment from being fundamentally changed without their consent. The proposed sale of Fone.com does not appear to be inconsistent with the shareholders investment purpose.

     There is further reason to conclude that the statute will not apply to the sale of Fone.com. The statute requires shareholder approval for the sale of assets not in the regular course of business. If the sale of Fone.com is not in the regular course of business, then shareholder approval is required. Fone.com is wholly owned by the Company. The Company is the shareholder who must approve the sale of the asset. The shareholders of DCI Telecommunications are beneficiaries of the Fone.com stock which is owned by the Company. Some courts have interpreted the statute to require the approval in the sale of a wholly owned subsidiary to mean the approval of the parent company, not the shareholders of the parent company. This has been found most often when the sale of the subsidiary is not a sale of substantially all of the assets of the company. Thus, even if shareholder approval is required, it may be argued that the Company is the shareholder who must approve the sale.

     Based upon the information provided to me by the Company, the application of the statute and the governing case law, it is unlikely that the sale of Fone.com would under judicial review require shareholder approval from the shareholders of DCI Telecommunications, Inc.
                                    Very truly yours,

                                     /s/ Mark C. Foster
                                    ---------------------
                                    Mark C. Foster, Esq.